Exhibit 99.1

Contact:	Dennis Story	Rick Fernandez
	Chief Financial Officer	Senior Manager, Corporate Communications
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	770-955-7070	678-597-6988
	dstory@manh.com	rfernandez@manh.com

Manhattan Associates Reports Solid Third Quarter Performance

Continued Cloud Transition with Manhattan Active™ Omni Solutions

ATLANTA – October 24, 2017 – Leading Supply Chain and Omni-Channel Commerce Solutions provider Manhattan Associates, Inc. (NASDAQ: MANH) today reported GAAP diluted earnings per share for the third quarter ended September 30, 2017, of $0.47 compared to $0.47 in Q3 2016, on license revenue of $18.8 million and total revenue of $152.9 million. Non-GAAP adjusted diluted earnings per share for Q3 2017 was $0.51 compared to $0.50 in Q3 2016.

“We posted solid Q3 operating results in a tough retail macro environment. Importantly, Q3 represents the first full quarter post-launch of our Manhattan Active™ Solutions suite and we are very pleased with the market’s enthusiasm for our Manhattan Active Omni cloud solution,” said Eddie Capel, president and chief executive officer of Manhattan Associates. "It’s encouraging to see the market is demanding the cloud delivery model and validating that Manhattan’s technology is superior and differentiated from competitive alternatives. We expect continued adoption of our Manhattan Active Omni cloud business as customers seek a cloud-first approach.”

THIRD QUARTER 2017 FINANCIAL SUMMARY:

•	GAAP diluted earnings per share was $0.47 in both Q3 2017 and Q3 2016.
•	Adjusted diluted earnings per share, a non-GAAP measure, was $0.51 in Q3 2017, compared to $0.50 in Q3 2016.
•	Consolidated total revenue was $152.9 million in Q3 2017, compared to $152.2 million in Q3 2016. License revenue was $18.8 million in Q3 2017, compared to $21.6 million in Q3 2016.

•	GAAP operating income was $51.1 million in Q3 2017, compared to $53.6 million in Q3 2016.
•	Adjusted operating income, a non-GAAP measure, was $54.9 million in Q3 2017, compared to $57.2 million in Q3 2016.
•	Cash flow from operations was $44.0 million in Q3 2017, compared to $42.0 million in Q3 2016. Days Sales Outstanding was 58 days at September 30, 2017, compared to 57 days at June 30, 2017.
•	Cash and investments totaled $129.7 million at September 30, 2017, compared to $86.6 million at June 30, 2017.
•

During the three months ended September 30, 2017, the Company did not repurchase any shares of Manhattan Associates common stock under the share repurchase program authorized by the Board of Directors. In October 2017, the Board of Directors confirmed the Company’s existing authority to repurchase up to an aggregate of $50 million of the Company’s common stock.

NINE MONTH 2017 FINANCIAL SUMMARY:

•	GAAP diluted earnings per share for the nine months ended September 30, 2017 was a record $1.32, compared to $1.30 for the nine months ended September 30, 2016.
•	Adjusted diluted earnings per share, a non-GAAP measure, was a record $1.42 for the nine months ended September 30, 2017, compared to $1.41 for the nine months ended September 30, 2016.
•

Consolidated revenue for the nine months ended September 30, 2017, was $450.5 million, compared to $457.0 million for the nine months ended September 30, 2016. License revenue was a record $64.0 million for the nine months ended September 30, 2017, compared to $62.9 million for the nine months ended September 30, 2016.

•	GAAP operating income was $142.1 million for the nine months ended September 30, 2017, compared to $149.0 million for the nine months ended September 30, 2016.

•	Adjusted operating income, a non-GAAP measure, was $156.4 million for the nine months ended September 30, 2017, compared to $161.0 million for the nine months ended September 30, 2016.
•	Cash flow from operations was a record $116.6 million in the nine months ended September 30, 2017, compared to $101.5 million in the nine months ended September 30, 2016.
•

During the nine months ended September 30, 2017, the Company repurchased 1,539,208 shares of Manhattan Associates common stock under the share repurchase program authorized by the Board of Directors, for a total investment of $75.0 million.

SALES ACHIEVEMENTS:

•	Recognized license revenue of $1.0 million or more on four new contracts during Q3 2017.
•

Completed software wins with new customers such as: APL Logistics, Art Supply Enterprises, Canada Goose, Centaur Services, Fuerst, John Hopkins Health System, Logistica y Transporte para la Salud, Momentum Textiles, New Prime, Ozark Motor Lines, PoolCorp and Topson Downs of California.

•

Expanded relationships with existing customers such as: Ahold USA, Alidi, B&G Foods, Burlington Coat Factory, Boston Scientific, C&A Marketing, CDiscount SA, Conair, CSS Industries, Damco Distribution Services, DHL Supply Chain Singapore, Delta Galil USA, Dubois Chemicals, Everything But Water, Foschini Retail Group, Geodis Logistics, Gerber Childrenswear, HEB Grocery, Hy-Vee, Imperial Group, Jasco Products, Kane Warehousing, Komar Distribution Services, Nine West, Nordstrom, Nueva Elektra de Milenio, OKAIDI, Orefield Cold Storage and Distribution Center, Precision Planting, Reitman’s, Rocky Brands, Ryder Integrated Logistics, Stella & DOT, Sugartown Worldwide, Uline, UPS Supply Chain Management, VF Services, Wacoal America, West Coast Distribution and Uniform Advantage.

2017 GUIDANCE

Manhattan Associates reaffirms the following revenue and diluted earnings per share guidance for the full year 2017:

	Guidance Range - 2017 Full Year
($'s in millions, except EPS)	$ Range		% Growth Range

Total revenue - current guidance	$590	$600	-2%	-1%

Diluted earnings per share (EPS):
GAAP EPS - current guidance	$1.71	$1.75	-1%	2%
Equity-based compensation, net of tax	0.11	0.11
Restructuring charge, net of tax	0.03	0.03
Adjusted EPS(1) - current guidance	$1.85	$1.89	-1%	1%

(1) Adjusted EPS is a Non-GAAP measure which excludes the impact of equity-based compensation, restructuring charge and acquisition-related costs, and the related income tax effects of these items.

For further information regarding our full year 2017 outlook, as well as our preliminary 2018 outlook, please see note 10 to the supplemental financial information accompanying this press release.

Manhattan Associates currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking. Actual results may differ materially. Those statements, including the guidance provided above, do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of the release.

Manhattan Associates will make its earnings release and published expectations available on its website (www.manh.com). Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance above, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

The Company’s conference call regarding its third quarter financial results will be held today, October 24, 2017, at 4:30 p.m. Eastern Time. Investors are invited to listen to a live webcast of the conference call through the investor relations section of Manhattan Associates' website at www.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software.

For those who cannot listen to the live broadcast, a replay can be accessed shortly after the call by dialing +1.855.859.2056 in the U.S. and Canada, or +1.404.537.3406 outside the U.S., and entering the conference identification number 83067804 or via the web at www.manh.com. The phone replay will be available for two weeks after the call, and the Internet webcast will be available until Manhattan Associates’ fourth quarter 2017 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

The Company provides adjusted operating income, adjusted net income and adjusted diluted earnings per share in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with – or alternatives to – GAAP, and may be different from non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share measures used by other companies. The Company believes that the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items that are not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the quarter and nine months ended September 30, 2017.

Non-GAAP adjusted operating income, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation, acquisition-related costs and the amortization thereof, and a restructuring charge – all net of income tax effects. Reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments are included in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a technology leader in supply chain and omni-channel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud and on-premise solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omni-channel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc.  Forward-looking statements in this press release include, without limitation, the information set forth under “2017 Guidance” and in note 10 to the supplemental financial information accompanying this press release, statements we make about market adoption of our cloud-based solution and other statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: uncertainty about the global economy, risks related from transitioning our business from a traditional perpetual license software company (generally hosted by our customers on their own premises and equipment) to a subscription-based software-as-service/cloud-based model, delays in product development, competitive pressures, software errors, information security breaches and the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Software license	$18,794	$21,633	$64,009	$62,871
Services	115,555	119,267	341,216	355,363
Hardware and other	18,534	11,313	45,288	38,731
Total revenue	152,883	152,213	450,513	456,965
Costs and expenses:
Cost of license	2,830	2,966	7,425	8,401
Cost of services	44,750	49,436	142,244	149,733
Cost of hardware and other	15,492	9,276	37,337	30,874
Research and development	14,747	13,389	43,074	41,553
Sales and marketing	10,739	10,003	34,260	34,606
General and administrative	11,031	11,225	34,290	36,041
Depreciation and amortization	2,275	2,334	6,863	6,806
Restructuring charge	(77)	-	2,945	-
Total costs and expenses	101,787	98,629	308,438	308,014
Operating income	51,096	53,584	142,075	148,951
Other income (loss), net	207	210	(232)	1,384
Income before income taxes	51,303	53,794	141,843	150,335
Income tax provision	18,704	20,298	49,876	56,018
Net income	$32,599	$33,496	$91,967	$94,317

Basic earnings per share	$0.47	$0.47	$1.33	$1.31
Diluted earnings per share	$0.47	$0.47	$1.32	$1.30

Weighted average number of shares:
Basic	68,928	71,403	69,389	71,981
Diluted	69,135	71,743	69,614	72,340

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Operating income	$51,096	$53,584	$142,075	$148,951
Equity-based compensation (a)	3,773	3,541	11,041	11,724
Purchase amortization (c)	108	107	323	322
Restructuring charge (d)	(77)	-	2,945	-
Adjusted operating income (Non-GAAP)	$54,900	$57,232	$156,384	$160,997

Income tax provision	$18,704	$20,298	$49,876	$56,018
Equity-based compensation (a)	1,377	1,310	4,030	4,338
Tax benefit of stock awards vested (b)	22	-	1,897	-
Purchase amortization (c)	40	40	118	119
Restructuring charge (d)	(28)	-	1,075	-
Adjusted income tax provision (Non-GAAP)	$20,115	$21,648	$56,996	$60,475

Net income	$32,599	$33,496	$91,967	$94,317
Equity-based compensation (a)	2,396	2,231	7,011	7,386
Tax benefit of stock awards vested (b)	(22)	-	(1,897)	-
Purchase amortization (c)	68	67	205	203
Restructuring charge (d)	(49)	-	1,870	-
Adjusted net income (Non-GAAP)	$34,992	$35,794	$99,156	$101,906

Diluted EPS	$0.47	$0.47	$1.32	$1.30
Equity-based compensation (a)	0.03	0.03	0.10	0.10
Tax benefit of stock awards vested (b)	-	-	(0.03)	-
Purchase amortization (c)	-	-	-	-
Restructuring charge (d)	-	-	0.03	-
Adjusted diluted EPS (Non-GAAP)	$0.51	$0.50	$1.42	$1.41

Fully diluted shares	69,135	71,743	69,614	72,340

(a)

Adjusted results exclude all equity-based compensation, to facilitate comparison with our peers and for the other reasons explained in our Current Report on Form 8-K filed with the SEC on the date hereof. Equity-based compensation is included in the following GAAP operating expense lines for the three and nine months ended September 30, 2017 and 2016:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Cost of services	$875	$828	$2,596	$2,975
Research and development	774	548	1,928	1,922
Sales and marketing	490	558	1,550	1,838
General and administrative	1,634	1,607	4,967	4,989
Total equity-based compensation	$3,773	$3,541	$11,041	$11,724

(b)

During the first quarter of 2017, we adopted Accounting Standards Update (ASU) 2016-09, Compensation – Stock Compensation: Improvements to Employee Share-Based Payment Accounting, to improve the accounting for employee share-

based payments. Under the new guidance, all excess tax benefits and certain tax deficiencies are recognized as income tax expense or benefit in the income statements on a prospective basis, rather than recorded in additional paid-in capital. The adjustment represents the excess tax benefits and tax deficiencies of the stock awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible for an award of equity instruments on our tax return is more (less) than the cumulative compensation cost recognized for financial reporting purposes, respectively. As discussed above, we excluded equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry.  Therefore, we also excluded the related tax benefit (expense) generated upon their vesting.

(c)

Adjustments represent purchased intangibles amortization from a prior acquisition. Such amortization is excluded from adjusted results to facilitate comparison with our peers, to facilitate comparisons of the results of our core operations from period to period and for the other reasons explained in our Current Report on Form 8-K filed with the SEC on the date hereof.

(d)

In May 2017, we eliminated about 100 positions due to the headwinds in the retail sector and to align our services capacity with demand. This action does not impair nor alter our strategic investment plans in innovation and sales and marketing to increase market share and extend our competitive advantage. As a result of this initiative, we recorded a charge of approximately $3.0 million in 2017. The charge primarily consists of employee severance, employee transition cost and outplacement services. We do not believe that the charge is common cost that resulted from normal operating activities. Consequently, we have excluded this charge from adjusted non-GAAP results.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$124,818	$95,615
Short-term investments	4,901	-
Accounts receivable, net of allowance of $3,163 and $3,595, respectively	97,011	100,285
Prepaid expenses and other current assets	11,638	11,118
Total current assets	238,368	207,018

Property and equipment, net	15,275	17,424
Goodwill, net	62,245	62,228
Deferred income taxes	2,691	2,867
Other assets	7,670	7,603
Total assets	$326,249	$297,140

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,136	$12,052
Accrued compensation and benefits	17,173	20,700
Accrued and other liabilities	12,394	12,510
Deferred revenue	70,984	63,457
Income taxes payable	6,745	8,924
Total current liabilities	122,432	117,643

Other non-current liabilities	9,463	10,131

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2017 and 2016	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 68,930,029 and 70,233,955 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	689	702
Additional paid-in capital	3,694	-
Retained earnings	202,717	184,558
Accumulated other comprehensive loss	(12,746)	(15,894)
Total shareholders' equity	194,354	169,366
Total liabilities and shareholders' equity	$326,249	$297,140

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2017	2016
	(unaudited)	(unaudited)
Operating activities:
Net income	$91,967	$94,317
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,863	6,806
Equity-based compensation	11,041	11,724
Loss on disposal of equipment	34	19
Tax benefit of stock awards exercised/vested	-	5,166
Excess tax benefits from equity-based compensation	-	(5,170)
Deferred income taxes	741	(259)
Unrealized foreign currency loss (gain)	93	(363)
Changes in operating assets and liabilities:
Accounts receivable, net	5,095	(1,850)
Other assets	(940)	(1,555)
Accounts payable, accrued and other liabilities	(2,273)	(14,033)
Income taxes	(2,151)	6,063
Deferred revenue	6,169	633
Net cash provided by operating activities	116,639	101,498

Investing activities:
Purchase of property and equipment	(3,897)	(5,465)
Net (purchases) maturities of investments	(4,487)	10,201
Net cash (used in) provided by investing activities	(8,384)	4,736

Financing activities:
Purchase of common stock	(81,700)	(117,968)
Proceeds from issuance of common stock from options exercised	-	18
Excess tax benefits from equity-based compensation	-	5,170
Net cash used in financing activities	(81,700)	(112,780)

Foreign currency impact on cash	2,648	(1,039)

Net change in cash and cash equivalents	29,203	(7,585)
Cash and cash equivalents at beginning of period	95,615	118,416
Cash and cash equivalents at end of period	$124,818	$110,831

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1.	GAAP and Adjusted earnings per share by quarter are as follows:
	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
GAAP Diluted EPS	$0.38	$0.46	$0.47	$0.42	$1.72	$0.40	$0.45	0.47	$1.32
Adjustments to GAAP:
Equity-based compensation	0.04	0.03	0.03	0.04	0.14	0.04	0.03	0.03	0.10
Tax benefit of stock awards vested	-	-	-	-	-	(0.03)	-	-	(0.03)
Purchase amortization	-	-	-	-	-	-	-	-	-
Restructuring charge	-	-	-	-	-	-	0.03		0.03
Adjusted Diluted EPS	$0.42	$0.49	$0.50	$0.46	$1.87	$0.42	$0.50	$0.51	$1.42
Fully Diluted Shares	73,020	72,228	71,743	71,148	72,060	70,247	69,421	69,135	69,614
2.	Revenues and operating income by reportable segment are as follows (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Revenue:
Americas	$128,807	$131,018	$130,099	$123,660	$513,584	$113,115	$123,658	$124,833	$361,606
EMEA	15,686	18,185	15,078	17,333	66,282	23,360	22,028	18,453	63,841
APAC	5,367	5,689	7,036	6,599	24,691	7,014	8,455	9,597	25,066
	$149,860	$154,892	$152,213	$147,592	$604,557	$143,489	$154,141	$152,883	$450,513

GAAP Operating Income:
Americas	$37,454	$44,126	$46,213	$37,154	$164,947	$28,713	$35,717	$39,295	$103,725
EMEA	4,439	6,854	4,822	5,945	22,060	10,754	9,995	7,128	27,877
APAC	1,206	1,288	2,549	2,257	7,300	2,253	3,547	4,673	10,473
	$43,099	$52,268	$53,584	$45,356	$194,307	$41,720	$49,259	$51,096	$142,075

Adjustments (pre-tax):
Americas:
Equity-based compensation	$4,688	$3,495	$3,541	$4,210	$15,934	$4,472	$2,796	3,773	$11,041
Purchase amortization	107	108	107	108	430	107	108	108	323
Restructuring charge	-	-	-	-	-	-	2,908	(77)	2,831
	$4,795	$3,603	$3,648	$4,318	$16,364	$4,579	$5,812	$3,804	$14,195

EMEA:
Restructuring charge	-	-	-	-	-	-	114	-	114

Adjusted non-GAAP Operating Income:
Americas	$42,249	$47,729	$49,861	$41,472	$181,311	$33,292	$41,529	$43,099	$117,920
EMEA	4,439	6,854	4,822	5,945	22,060	10,754	10,109	7,128	27,991
APAC	1,206	1,288	2,549	2,257	7,300	2,253	3,547	4,673	10,473
	$47,894	$55,871	$57,232	$49,674	$210,671	$46,299	$55,185	$54,900	$156,384

3.	Our services revenue consists of fees generated from professional services and customer support and software enhancements related to our software products as follows (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Professional services	$84,506	$86,992	$84,843	$77,097	$333,438	$75,457	$80,869	$79,217	$235,543
Customer support and software enhancements	31,757	32,841	34,424	34,826	133,848	33,376	35,959	36,338	105,673
Total services revenue	$116,263	$119,833	$119,267	$111,923	$467,286	$108,833	$116,828	$115,555	$341,216
4.	Hardware and other revenue includes the following items (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Hardware revenue	$8,761	$9,554	$6,543	$9,070	$33,928	$7,559	$10,413	$13,540	$31,512
Billed travel	4,229	4,874	4,770	4,474	18,347	4,324	4,458	4,994	13,776
Total hardware and other revenue	$12,990	$14,428	$11,313	$13,544	$52,275	$11,883	$14,871	$18,534	$45,288
5.	Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Revenue	$(810)	$(474)	$(784)	$(1,425)	$(3,493)	$(1,547)	$(1,219)	$536	$(2,230)
Costs and expenses	(1,292)	(702)	(782)	(1,028)	(3,804)	(789)	(396)	723	(462)
Operating income	482	228	(2)	(397)	311	(758)	$(823)	(187)	(1,768)
Foreign currency gains (losses) in other income	165	331	(72)	211	635	(646)	(348)	(81)	(1,075)
	$647	$559	$(74)	$(186)	$946	$(1,404)	$(1,171)	$(268)	$(2,843)

Manhattan Associates has a large research and development center in Bangalore, India.  The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Operating income	$682	$459	$259	$159	$1,559	$(70)	$(326)	$(338)	$(734)
Foreign currency (losses) gains in other income	(109)	212	(44)	159	218	(320)	(190)	71	(439)
Total impact of changes in the Indian Rupee	$573	$671	$215	$318	$1,777	$(390)	$(516)	$(267)	$(1,173)

6.Other income includes the following components (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Interest income	$335	$329	$281	$216	$1,161	$293	$264	$314	$871
Foreign currency gains (losses)	165	331	(72)	211	635	(646)	(348)	(81)	(1,075)
Other non-operating income (expense)	20	(6)	1	(11)	4	(18)	16	(26)	(28)
Total other income (loss)	$520	$654	$210	$416	$1,800	$(371)	$(68)	$207	$(232)

7.Capital expenditures are as follows (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Capital expenditures	$1,906	$2,201	$1,358	$1,378	$6,843	$789	$1,914	$1,194	$3,897
8.	Stock Repurchase Activity (in thousands):

	2016					2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Shares purchased under publicly-announced buy-back program	892	552	420	957	2,821	1,004	535	-	1,539
Shares withheld for taxes due upon vesting of restricted stock	163	-	3	1	167	131	1	2	134
Total shares purchased	1,055	552	423	958	2,988	1,135	536	2	1,673
Total cash paid for shares purchased under publicly-announced buy-back program	$48,499	$34,995	$24,998	$49,901	$158,393	$49,978	$24,974	$-	$74,952
Total cash paid for shares withheld for taxes due upon vesting of restricted stock	9,292	26	158	64	9,540	6,641	27	80	6,748
Total cash paid for shares repurchased	$57,791	$35,021	$25,156	$49,965	$167,933	$56,619	$25,001	$80	$81,700

9.

As mentioned in footnote b to the reconciliation of selected GAAP to Non-GAAP Measures, during the first quarter of 2017, we adopted ASU 2016-09 Compensation - Stock Compensation: Improvements to Employee Share-Based Payment Accounting. Had we adopted the guidance during the first quarter of 2016, the cash provided by operating activities and cash used in financing activities for the nine months ended September 30, 2016 as compared to September 30, 2017 would have been as follows:

	Nine Months Ended September 30,
	2016	2017

Net cash provided by operating activities, as stated	$101,498	$116,639
Add: excess tax benefit from equity-based compensation	5,170	-
Revised net cash provided by operating activities	$106,668	$116,639

Net cash used in financing activities, as stated	$(112,780)	$(81,700)
Less: excess tax benefit from equity-based compensation	(5,170)	-
Revised net cash used in financing activities	$(117,950)	$(81,700)

10.	2018 Outlook
	2017 Outlook (Midpoint of Range)		2018 Outlook(2)
($'s in millions, except EPS)	Current	ASC 606(1)	Low		High

Total Revenue	$595	$564	$556	(2)	$568	(2)

GAAP - Operating Margin %	31.2%	32.9%	20.8%	(3), (4)	20.7%	(3), (4)
Equity-based compensation, net of tax	2.5%	2.7%	3.5%		3.5%
Amortization	0.1%	0.1%	0.0%		0.0%
Restructuring charge, net of tax	0.5%	0.5%	0.0%		0.0%
Adjusted - Operating Margin %	34.3%	36.2%	24.3%	(3), (4)	24.2%	(3), (4)

GAAP EPS	$1.73	$1.73	$1.10		$1.13
Equity-based compensation, net of tax	0.11	0.11	0.16		0.16
Restructuring charge, net of tax	0.03	0.03	-		-
Adjusted EPS	$1.87	$1.87	$1.26		$1.29

(1)

We will adopt the new revenue recognition standard, FASB ASC Topic 606, Revenue from Contracts with Customers, in the first quarter of 2018.  The new standard provides accounting guidance for all revenue arising from contracts with customers and affects substantially all entities. We expect to adopt the standard using the modified retrospective method with the cumulative effect of initially adopting the standard recorded as an adjustment to retained earnings. Currently we are in the process of reviewing our historical contracts to quantify the impact that the adoption of the standard will have on performance obligations.  We expect to recognize our hardware revenue net of related cost under the new standard which will reduce both hardware revenue and cost of sales as compared to our current accounting.  For comparison purposes only, had we implemented ASC 606 in 2017, at the midpoint of our current guidance, we estimate that the netting of hardware expense against revenue would lower our projected revenue by approximately $31 million.

We are also continuing to evaluate the impact of the standard on our recognition of costs related to obtaining customer contracts. Currently, sales commissions are expensed in sales and marketing expense when earned. We believe these commissions represent direct incremental costs of obtaining our contracts with customers. Under the new standard, these costs must be expensed on a systematic basis that is consistent with the transfer of the related goods and services to the customer.  Based on expected renewals of customer support and software enhancements and sales of optional implementation services, we believe a portion of our commissions expense should be deferred and amortized over time as the corresponding services are transferred to the customer under the new standard.  We currently do not expect this change will have a material effect on our projected financial results.

(2)

At the midpoint of our 2017 total revenue guidance range, we expect total software revenue to be about $84 million, of which cloud-based revenue is expected to represent between 10% and 11%, with the remainder expected to represent traditional perpetual license revenue.  Our 2018 preliminary outlook assumes total software revenue will remain flat at approximately $84 million with cloud-based revenue representing between 25% to 35% of the total. Based on our expectations of SaaS / Cloud sales, beginning in Q1 2018, we will report Cloud Revenue and Cost of Cloud expense on separate line items in our Statements of Income.  Because our cloud-based contracts are subscription in nature, the total value of the contract will be recognized over a three to five-year period, as opposed to our perpetual license revenue that is typically recognized upon contract execution.  We believe our customers will transition to the SaaS / Cloud model, which will result in the shift of revenues from license revenue recognized pursuant to the residual method to cloud revenue recognized over time creating near term revenue growth headwinds. For our 2018 preliminary outlook, while we expect total software revenue to remain flat, attributable to cloud transition, we expect license revenue to decline between 16% to 27% while we expect cloud revenue to double or triple in size with growth between 135% and 225%.  We expect our license gross margin to range between 88% and 91%, and our cloud gross margin to be about 44%, reflecting our initial investment in cloud operations.

(3)

From an operating expense perspective, we plan to set aside approximately $10 to $15 million in 2018 to cover investments in global marketing and sales operations, technical resources, automation tools and infrastructure based on demand driven growth and market share capture from our transition into cloud-based offerings to our customers. Based on our 2018 outlook revenue range, the estimated impact of these investments on our GAAP and adjusted operating margin will be between 1.8% to 2.6%, and the estimated impact on our GAAP and adjusted EPS will be between $0.09 and $0.14.

(4)

Due to lower than planned revenue in 2017, the expected payouts on our variable compensation plans to our employees are significantly lower than the payouts in previous years. These plans worked as designed, by sharing the negative impact of lower than planned revenue performance between employees and our shareholders.  In 2018, compensation plans will reset with the expectation of achieving our financial goals in the coming year with an estimated financial impact of approximately $15 million of additional expense. Based on our 2018 outlook revenue range, the estimated impact of the additional compensation on our GAAP and adjusted operating margin will be between 2.6% and 2.7%, and the estimated impact on our GAAP and adjusted EPS will be approximately $0.14.